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Exhibit 10.5

PROS STRATEGIC SOLUTIONS, INC.

AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") dated effective June 8, 1998, is entered by and among PROS Strategic Solutions, Inc., a Delaware corporation (the "Company"), the investors in the Company identified in Exhibit A attached hereto (the "Investors"), Ronald F. Woestemeyer and Mariette Melchior Woestemeyer (individually a "Founding Stockholder," collectively, the "Founding Stockholders") and those stockholders of the Company identified in Exhibit B attached hereto (collectively, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, the Company, the Founding Stockholders and the Stockholders entered into that certain Shareholders' Agreement, dated as of May 1, 1997 (the "Original Agreement"), to impose certain restrictions and obligations upon the shareholders and the common stock of PROS Strategic Solutions, a Texas corporation and predecessor-in-interest to the Company ("PROS-Texas");

        WHEREAS, contemporaneously with the execution and delivery of this Agreement, PROS-Texas was merged with and into the Company; and

        WHEREAS, the parties to this Agreement wish to amend and restate the Original Agreement to include the Investors and to further amend certain provisions of the Original Agreement;

        NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, each of the undersigned agree among themselves and with the Company, and the Company agrees with each of the undersigned, as follows:

SECTION 1
 DEFINITIONS

        For purposes of this Agreement:

          "Addendum Agreement" means an agreement in the form attached hereto as Exhibit C with blanks appropriately completed.

          "Adjusted Book Value" means the book value of the Company less intangibles and the aggregate amount of the consideration received by the Company for any equity securities of the Company (other than the Common Stock) that may not be converted or exchanged into Common Stock (all as determined as of the date of the most recent audited financial statement of the Company, if the Company has audited financial statements which are dated as of a date no more than 15 months before the Computation Date, or as of the date of the most recent unaudited financial statements of the Company if the Company does not have such audited financial statements). For purposes of calculating the book value of the Company pursuant to this Agreement, such calculation shall be made in accordance with generally accepted accounting principles consistently applied by the Company.

          "Adjusted Price" means, for purposes of Section 2.5 hereof, an amount stated in dollars equal to the total value per share of a bona fide written offer from a Bona Fide Offeror determined as follows: (i) cash payable upon consummation of such purchase shall be valued at its face amount, (ii) a security trading on a public market and for which published trading prices are readily available shall be valued at its closing sales price (or if a sales price is not available, at the average of its closing bid and asked prices) on the last business day preceding the date of the first Offering Notice with respect to such offer, and (iii) a security not described in clause (ii) or other property, including cash payable in one or more installments after consummation of such purchase, shall be valued at its fair market value on the last business day preceding the date of the first Offering Notice with respect to such offer as determined in good faith by the Board of Directors of the Company (excluding any member of the Board of Directors of the Company who is the Selling Stockholder (as that term is defined in Section 2.5 hereof)).

          "Agreement" has the meaning set forth in the introductory paragraph hereof.

          "Bank" means NationsBank of Texas, N.A., and any successor institution.

          "Bona Fide Offeror" means the person from whom any of the Select Stockholders or the Stockholders has received a bona fide written offer to purchase shares of Common Stock owned by such Select Stockholder or Stockholder.

          "Book Value Price" means an amount computed by dividing (i) the Adjusted Book Value of the Company by (ii) the total number of shares of Common Stock (as determined under Section 3.7 hereof).

          "Business Day" means a day other than a Saturday, a Sunday or a legal holiday in the State of Texas.

          "Closing Date" shall have the meaning set forth in Section 2.1(g) hereof.

          "Co-Sale Notice" has the meaning set forth in Section 2.13 hereof.

          "Co-Sale Notice Period" has the meaning set forth in Section 2.13 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar legislation that replaces such law from time to time.

          "Common Stock" means the common stock, par value $.001 per share, of the Company, including shares of common stock, par value $.001 per share, of the Company equal to the largest number of full shares of common stock issued or issuable upon conversion of Preferred Stock.

          "Computation Date" means the last day of the month immediately preceding the date of the first Offering Notice given pursuant to Section 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12.

          "Consummation Date" has the meaning set forth in Section 2.12 hereof.

          "Disabled" means the medically determinable mental or physical incapability of an Employee Stockholder to engage in any substantial gainful activity, which incapacity is reasonably expected to (or does in fact) continue for twelve (12) months or more. If there is any disagreement between an Employee Stockholder and the Company with respect to whether such Employee Stockholder is disabled, then the Company and such Employee Stockholder shall obtain a determination from an impartial reputable physician selected for the purpose of making such determination, whose decision shall be binding upon all parties. If the Company and such Employee Stockholder cannot agree upon the selection of such physician, the then president of the Harris County, Texas, Medical Society may make the selection of such physician, which selection shall be binding upon all parties and such physician's decision shall be binding upon all parties.

          "Disposition" means any sale, charge, gift, pledge, encumbrance, mortgage, transfer or any other disposition of Common Stock (or any interest therein) whatsoever, whether voluntary or involuntary. A Disposition shall be deemed to be involuntary if it involves any transaction, proceeding or action by or in which the Stockholder shall be involuntarily deprived or divested of any right, title or interest in or to any of the shares of Common Stock (including, without limitation, any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee in bankruptcy or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property).

          "Employee Stockholder" means an Executive Stockholder or a Stockholder who is an officer or employee of the Company.

          "Executive Stockholders" means David Samuel Coats and Robert Salter.

          "Founding Stockholder" has the meaning set forth in the introductory paragraph hereof.

          "Individual Stockholder" means any natural person who is now or who may hereafter become an Executive Stockholder or a Stockholder and shall include the successors, assigns, heirs, executors and administrators of such Executive Stockholder or Stockholder.

          "Offer" has the meaning set forth in Section 2.13 hereof.

          "Offering Notice" means (i) for purposes of Section 2.5 hereof, a notice from an offering Select Stockholder or Stockholder specifying (a) the number of shares of Common Stock the offering Select Stockholder or Stockholder desires to dispose of, (b) the identity of the Bona Fide Offeror (including the name, address and telephone number of the Bona Fide Offeror and a complete description of the relationship (personal, business and otherwise) between the offering Select Stockholder or Stockholder and the Bona Fide Offeror), if any, (c) the price per share set forth in the offer received by the offering Select Stockholder or Stockholder, if any, (d) the Adjusted Price or the Book Value Price, as the case may be, and (e) a written representation executed by the offering Select Stockholder or Stockholder and the Bona Fide Offeror stating that such offer is bona fide, if applicable, and the notice from the offering Select Stockholder or Stockholder shall further offer such shares to the Company, the Investors, or to the Select Stockholders and the Stockholders, as the case may be; attached to the notice from the offering Select Stockholder or Stockholder shall be a legible copy of the offer received by the offering Stockholder from the Bona Fide Offeror, if applicable, and (ii) for purposes of Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12 hereof, a notice from the party obligated under any such section of this Agreement to offer shares of Common Stock stating the price at which such party is obligated to offer such shares and specifying the manner in which such price has been computed. "Offering Notice" shall include notice pursuant to paragraph (d) of Section 2.1 hereof.

          "Other Stockholders" has the meaning set forth in Section 2.12 hereof.

          "Person" means an individual, a corporation, a trust, a partnership, a limited liability company, a joint stock association, a business trust or a government or an agency or subdivision thereof, and shall include the singular and the plural.

          "Preferred Stock" means the preferred stock, par value $.001 per share, of the Company.

          "Purchasers" has the meaning set forth in Section 2.12 hereof.

          "Qualified Public Offering" means a firm commitment underwriting that satisfies any requirement contained in the Company's certificate of incorporation or any certificate of designations, preferences and rights related to Preferred Stock, in each case as amended, relating to the aggregate net proceeds attributable to sales for the account of the Company with respect to an underwritten public offering or, if the Company's certificate of incorporation or any certificate of designations, preferences and rights related to Preferred Stock, in each case as amended, contains no such requirement, the first underwritten public offering of the Company for the sale of Common Stock of which the aggregate net proceeds after deducting underwriting discounts and commissions attributable to sales for the account of the Company exceed $20,000,000.

          "Reply Notice" means a notice from any party hereto receiving an Offering Notice stating whether such party accepts or rejects the offer made by an Offering Notice.

          "Retirement" means retirement in good standing from full-time employment with the Company under the rules of the Company in effect at the time of the Employee Stockholder's severance from full-time employment with the Company.

          "Sale" has the meaning set forth in Section 2.12 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

          "Select Stockholders" means the Founding Stockholders and the Executive Stockholders, collectively.

          "Selling Group" has the meaning set forth in Section 2.12 hereof.

          "Selling Stockholder" has the meaning set forth in Section 2.5 hereof, except as otherwise provided herein.

          "Stockholders" has the meaning set forth in the introductory paragraph hereof, and for Sections 1, 2 and 3 hereof, all persons and their spouses (other than the Investors and the Select Stockholders) who become parties to this Agreement whether by the execution of an Addendum Agreement or otherwise, all persons (other than the Investors and their respective successors, assigns, heirs, executors and administrators, and the Founding Stockholders) to whom shares of Common Stock may hereafter be transferred in accordance with the terms of this Agreement and their respective successors, assigns, heirs, executors and administrators.

          "Transferring Stockholder" has the meaning set forth in Section 2.13 hereof.

          "Triggering Event" has the meaning set forth in Section 2.1(d) hereof.

SECTION 2
 RESTRICTIONS ON CERTAIN TRANSFERS OF SHARES

        2.1    "Provisions of General Applicability".    For purposes of this Agreement:

          (a)    Pro Rata Offers to Group.    Whenever any Stockholder or Select Stockholder is required to offer shares of Common Stock to the Company, and to the Select Stockholders and the other Stockholders, as a group pursuant to this Agreement, such offer shall be deemed to be made first to the Company. The Select Stockholders and the other Stockholders shall have the right to purchase offered shares if such shares are not purchased by the Company, either pro rata in accordance with their respective holdings at the time of the offer of shares of Common Stock or in such other proportions as they may agree upon among themselves. Except as may otherwise be agreed, each member of the group to whom such shares are so offered, other than the Company, shall have the right to purchase that proportion of the number of such offered shares that the number of shares of Common Stock owned by such member bears to the total number of shares of Common Stock owned by the members of the group electing to accept the offer, other than the Company.

          (b)    Determinations by Company.    Whenever any shares of Common Stock are offered to the Company pursuant to this Agreement, the determination of the Company to accept or reject such offer and the determination of ability of the Company to lawfully purchase such shares of Common Stock offered to the Company shall be made by the Board of Directors of the Company. Any member of the Board of Directors of the Company who is the offering Stockholder shall be disqualified from voting on any such determination.

          (c)    Copies of Notices to Stockholders.    At the time of delivery of each Offering Notice and each Reply Notice delivered pursuant to Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, a copy thereof shall be delivered to each person to whom the shares of Common Stock covered thereby may thereafter be required to be offered pursuant to such section.

          (d)    Deemed Notice.    If at any time any event occurs that requires a Stockholder or Select Stockholder to provide an Offering Notice to the Company under any provision of this Agreement (a "Triggering Event"), an Offering Notice shall be deemed to have been delivered and the Company shall be deemed to have received such Offering Notice, pursuant to the terms of this Agreement upon the first to occur of (i) actual receipt by the Company of the Offering Notice, or (ii) any action (including the delivery of a Reply Notice) taken by the Company with regard to the Triggering Event, taken at least 30 days after the occurrence of the Triggering Event, and the provisions of Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, whichever shall be applicable, shall be deemed to be in effect upon the first to occur of (i) or (ii) above.

          (e)    All or Nothing; Deemed Rejection.    A Reply Notice that accepts an offer made by an Offering Notice must accept such offer as to all shares of Common Stock offered by the Offering Notice to the recipient of the notice. If any Select Stockholder, Stockholder or the Company receives an Offering Notice and fails to deliver a Reply Notice to the offering Stockholder within 30 days from the receipt of the initial Offering Notice to such person, or within ten (10) days from the receipt of a subsequent Offering Notice to such person (as provided for in Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12 hereof), the party who fails to so deliver a Reply Notice shall be deemed conclusively to have delivered a Reply Notice stating that such party does not accept the offer made by such Offering Notice.

          (f)    Price; Terms of Purchase.    Any dispute concerning the calculation of the Adjusted Price or the Book Value Price shall be resolved by the Board of Directors of the Company (excluding any member of the Board of Directors of the Company whose shares are the subject of such dispute). In connection with any purchase and sale of shares of Common Stock pursuant to the provisions of Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, the purchaser or purchasers may at its or their option elect either (i) to pay in cash the aggregate purchase price for such shares, or (ii) to pay in cash one-fourth of the aggregate purchase price for such shares and to issue one or more negotiable promissory notes in payment of the balance of the purchase price for such shares. Any promissory note given for a portion of the purchase price shall be payable as to principal in equal annual installments over a period not to exceed three years from the date of such note, shall be secured by the shares of Common Stock sold with respect to such note, and shall provide for interest, payable annually as it accrues and concurrently with installments of principal, at the rate of interest established from time to time by the Bank as its prime rate. In the event of default in the payment of principal or interest for a period of 30 days with regard to such promissory note, the balance remaining to be paid under such note shall without further notice immediately become due and payable at the election of the holder. Such promissory notes shall provide that the maker agrees to pay the reasonable expenses of collection in the event of default, including attorneys' fees. Such promissory notes also shall provide that the maker has the option of prepayment in whole or in part at any time without penalty.

          (g)    Closing Date.    Each transaction of purchase and sale of shares of Common Stock pursuant to Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12 shall be completed by delivery of the certificates representing such shares endorsed in blank and by actual registration of the transfer of such shares on the books of the Company upon payment of the purchase price to the Selling Stockholder. Any such transaction shall be closed at such time (within six months of the date of delivery of the first Offering Notice given in connection with such transaction) and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Company on a day (the "Closing Date") that is on the 30th day next following the date of delivery of the last Reply Notice given in connection with such transaction or, if such day shall not be a Business Day, on the first Business Day thereafter during normal business hours.

          (h)    Purchase Limitations on Company.    Notwithstanding paragraph (e) of this Section 2.1, whenever any shares of Common Stock are offered to the Company pursuant to this Agreement and the Company elects to purchase such shares of Common Stock, if the Board of Directors of the Company (excluding any member of the Board of Directors of the Company whose shares of Common Stock are being offered to the Company pursuant to this Agreement) shall determine in good faith that the Company shall not be able lawfully to purchase all of such shares of Common Stock on the Closing Date under the provisions of the General Corporation Law of the State of Delaware, as amended, the Company shall purchase on the Closing Date so much of such shares of Common Stock as it may lawfully purchase. In the event that the Company purchases less than all of such shares of Common Stock on the Closing Date, then the Company shall not, without the written consent of the offering Stockholder, pay dividends to any Stockholder until the remainder of such shares of Common Stock is purchased in accordance with the terms of this Agreement.

          (i)    Suspension of Company's Purchase Obligation.    If the Company is unable on the Closing Date lawfully to purchase all of such shares of Common Stock, the obligation of the Company to buy and the obligation of the offering Stockholder to sell those shares of such Common Stock that the Company could not lawfully purchase shall continue until such time as the Company may lawfully discharge such obligation.

          (j)    Effect of Failure to Exercise Option.    If neither the Company, nor the Investors, nor the Select Stockholders or other Stockholders accept an offer to purchase all of the shares of Common Stock of the offering Executive Stockholder or pursuant to the provisions of Section 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, as the case may be, the offering Executive Stockholder or Stockholder, as the case may be, shall thereafter be entitled to make a Disposition of such remaining shares that have not been sold pursuant to the provisions of Section 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, as applicable, subject to the requirements of Section 2.5 hereof and each of the other requirements of this Agreement. In the case of an offer of the Selling Stockholder pursuant to Section 2.9 hereof, if involuntary Disposition is not effected, each of the other provisions of this Agreement, including the provisions of Section 2.9 hereof, shall apply to any future involuntary Disposition of such shares of Common Stock owned by the Selling Stockholder.

          (k)    Exercise of Company Stock Options.    Prior to the date of this Agreement the Company has issued options to purchase Common Stock to certain persons including certain Executive Stockholders, Stockholders and certain other persons who are not currently Stockholders. Pursuant to such options and pursuant to any options that may be issued in the future, the shares of Common Stock covered by such options become subject to this Agreement upon exercise of such options. Such options may be exercised for periods of time following the events set forth in Sections 2.6, 2.7, 2.8, 2.9, 2.10, and 2.11. Upon the exercise of any option following an event specified in any of such sections, the particular event set forth in such section shall be deemed to have occurred effective on the date of such exercise and the required offer and other procedures set forth in the particular section shall be made and apply in accordance with the provisions of the particular applicable section.

        2.2    "Investment Representation".    Each of the Executive Stockholders and Stockholders hereby represents that as of the dates any shares of Common Stock were acquired or are hereafter acquired by such Executive Stockholder or Stockholder, such shares were or shall be acquired for such Executive Stockholder or Stockholder's own account, for investment and not with a view to the distribution thereof. Each of the Executive Stockholders and Stockholders understands that the shares of Common Stock that have been acquired by such Executive Stockholder or Stockholder have not been registered under the Securities Act pursuant to an exemption from the registration provisions thereof. Each of the Executive Stockholders and Stockholders hereby agrees that the shares of Common Stock that have been acquired by such Executive Stockholder or Stockholder and any other shares of Common Stock hereafter acquired by such Executive Stockholder or Stockholder pursuant to an exemption from the registration provisions of the Securities Act shall not be sold, transferred, pledged or hypothecated unless the sale of or other transaction concerning such shares is registered under the Securities Act or unless there is furnished an opinion of counsel reasonably satisfactory to the Company that registration of such shares is not required. Each Executive Stockholder and Stockholder understands that the Company is under no obligation to register the shares of Common Stock under the Securities Act, and that Rule 144 under the Securities Act may not be available in connection with any resale of shares of Common Stock. The provisions of this Section 2.2 shall remain in effect until, in the opinion of counsel for the Company, they are no longer required.

        2.3    "Legend on Stock Certificates".    Each of the Select Stockholders and the Stockholders hereby agrees that the following legends (in addition to any other legend required by applicable laws) shall be written, printed or stamped on the back of all certificates representing their shares of Common Stock:

  THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

  THESE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF JUNE 8, 1998 (THE "AGREEMENT"), INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL AND CO-SALE. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST WITHOUT CHARGE.

        Such certificates shall be endorsed on the front thereof as follows:

          "See restrictions on transfer hereof on reverse side."

        2.4    "No Disposition of Common Stock".    Except for the repurchase of 784,262 shares of the Company's Common Stock from the Founding Stockholders and Robert Salter as contemplated in the Stock Purchase and Stockholder's Agreement, dated as of the same date as this Agreement, among the Company, the Investors', the Founding Stockholders and Robert Salter, and the accompanying Repurchase Agreements, no Executive Stockholder or Stockholder may make any Disposition of any shares of Common Stock owned or held by it except (i) with the written consent of the holders of a majority of the total number of shares of Common Stock held by the Founding Stockholders and the Stockholders, or except as provided in Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 or 3, whichever may be applicable, and (ii) in compliance with Section 2.2 hereof.

        2.5    "Right of First Refusal Before Stockholder Voluntarily Disposes of Shares".    The Company, the Select Stockholders and the other Stockholders shall have a right of first refusal to purchase the shares of Common Stock owned by a Stockholder. If any Stockholder desires to make a Disposition of any shares of Common Stock owned or held by him in a transaction that is not subject to the provisions of Section 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, such Stockholder (the "Selling Stockholder") shall offer such shares of Common Stock for sale at a price per share equal to (i) the Adjusted Price, in the case where the Selling Stockholder has received a bona fide written offer from a Bona Fide Offeror, or (ii) an amount equal to the Book Value Price if the Selling Stockholder has not received a bona fide written offer from a Bona Fide Offeror, all in accordance with the following provisions of this Section 2.5.

          (a)    Offer by Selling Stockholder to the Company.    The Selling Stockholder shall deliver an Offering Notice to the Company, and within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Selling Stockholder. If by its Reply Notice the Company rejects the offer of the Selling Stockholder, the Company shall provide to the Selling Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by the Select Stockholders and each of the other Stockholders. If by its Reply Notice the Company accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the offered shares at a price per share equal to (i) the Adjusted Price, in the case where the Selling Stockholder has received a bona fide written offer from a Bona Fide Offeror, or (ii) the Book Value Price if the Selling Stockholder has not received a bona fide written offer from a Bona Fide Offeror, and, subject to paragraph (f) of Section 2.1 hereof, upon the terms of the Offering Notice of the Selling Stockholder to the Company. Once the Offering Notice is delivered, the offer by the Selling Stockholder may not be withdrawn during the period within which the Company may deliver a Reply Notice to the Selling Stockholder, as provided in this Section 2.5.

          (b)    Offer by Selling Stockholder to the Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Selling Stockholder pursuant to paragraph (a) of this Section 2.5, the Selling Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.5, as applicable, whichever shall first occur, deliver an Offering Notice to the Select Stockholders and the other Stockholders. Within 30 days from the receipt of such Offering Notice, the Select Stockholders and each of the other Stockholders shall deliver a Reply Notice to the Selling Stockholder. In the event that some but not all of the Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Selling Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Selling Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Selling Stockholder. If by a Reply Notice any of the Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at a price per share equal to (i) the Adjusted Price, in the case where the Selling Stockholder has received a bona fide written offer from a Bona Fide Offeror, or (ii) the Book Value Price if the Selling Stockholder has not received a bona fide written offer from a Bona Fide Offeror, and, subject to paragraph (f) of Section 2.1 hereof, upon the terms of the Offering Notice of the Selling Stockholder to the Select Stockholders and the other Stockholders.

          (c)    Effect of Failure to Exercise Option.    If neither the Company nor the Select Stockholders and the other Stockholders accept an offer to purchase all of the shares of Common Stock of the Selling Stockholder pursuant to the foregoing provisions of this Section 2.5, the Selling Stockholder shall thereafter be entitled to sell the remaining shares that have not been sold pursuant to the provisions of this Section 2.5 to the Bona Fide Offeror identified in the Offering Notice at a price per share equal to the Adjusted Price or to a purchaser that pays a price per share equal to the Book Value Price for the offered shares of Common Stock, and upon those terms stated in the Offering Notice given by the Selling Stockholder pursuant to this Section 2.5, but only if (i) such sale is completed within a period of three months from the date of delivery of the Reply Notice of the Select Stockholders and the other Stockholders rejecting the offer, and (ii) the purchaser, before such sale, shall have executed an Addendum Agreement with the Company, the Select Stockholders, and the other Stockholders. If the Selling Stockholder does not complete such sale within such three-month period, all the provisions of this Agreement, including the provisions of this Section 2.5, shall apply to any future sale or offer for sale of the shares of Common Stock owned by the Selling Stockholder.

        2.6    "Sale of Shares Upon Competing With the Business of the Company."    If at any time an Executive Stockholder or a Stockholder shall for any reason begin competing with any business then conducted by the Company (in such capacity, a "Competing Stockholder"), then such Executive Stockholder or Stockholder shall offer all shares of Common Stock then owned or held by the Executive Stockholder or Stockholder for sale at a price per share equal to the Book Value Price, all in accordance with the following provisions of this Section 2.6.

          (a)    Offer by Competing Stockholder to the Company.    On or before sixty (60) days before the date the Competing Stockholder begins competing with the Company, the Competing Stockholder shall deliver an Offering Notice to the Company. Within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Competing Stockholder. If by its Reply Notice the Company rejects the offer of the Competing Stockholder, the Company shall provide to the Competing Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by each of the Investors (in the case of a Competing Stockholder who is an Executive Stockholder), Select Stockholders and the other Stockholders. If by its Reply Notice the Company accepts the offer of the Competing Stockholder, such Reply Notice shall constitute an agreement binding upon the Competing Stockholder to sell and the Company to purchase the offered shares at the price and upon the terms of the Offering Notice of the Competing Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Offer by Competing Stockholder to the Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Competing Stockholder pursuant to paragraph (a) of this Section 2.6, the Competing Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.6, whichever shall first occur, deliver an Offering Notice to the Investors (in the case of a Competing Stockholder who is an Executive Stockholder), Select Stockholders and other Stockholders. Within 30 days from the receipt of such Offering Notice, the Investors, Select Stockholders and the other Stockholders shall deliver a Reply Notice to the Competing Stockholder. In the event that some but not all of the Investors, Select Stockholders and the other Stockholders accept the offer of the Competing Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Competing Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Competing Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Competing Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and/or the other Stockholders accept the offer of the Competing Stockholder, such Reply Notice shall constitute an agreement binding on the Competing Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms of the Offering Notice of the Competing Stockholder to the Investors, Select Stockholders and the other Stockholders subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.7    "Sale of Shares Upon Termination of Marriage of an Individual Stockholder."    If the marriage of an Individual Stockholder is terminated by the death of such Individual Stockholder's spouse or by divorce, and such Individual Stockholder does not succeed to all of such Individual Stockholder's spouse's community or other interest, if any, in the Common Stock held by such Individual Stockholder at the time of such termination, then such Individual Stockholder's former spouse or the executor, administrator or heirs of such Individual Stockholder's spouse, as the case may be, shall, within the applicable period hereinafter provided, offer or cause to be offered all of such spouse's interest in such Common Stock at a price per share for such interest which is equal to the Book Value Price (which price is for the entire interest in a share of the Common Stock) or, in connection with an offer pursuant to paragraph (a) of this Section 2.7, such other price as may be agreed to by the parties to the transaction, all in accordance with the following provisions of this Section 2.7. As used in this Section 2.7, the term "Selling Stockholder" shall mean the former spouse of any Individual Stockholder who shall have been divorced or, in the event of the death of the spouse of an Individual Stockholder, the executor, administrator or heirs of such spouse's estate, as the case may be, and the term "Individual Stockholder" shall mean the Individual Stockholder who shall have been divorced or whose spouse shall have died.

          (a)    Offer by Selling Stockholder to Individual Stockholder.    Within ten days of the termination of the marriage by divorce, or, if the Selling Stockholder is the executor or administrator of the deceased spouse's estate, within ten days of the qualification or appointment of such executor or administrator, or if the Selling Stockholder is an heir of the deceased spouse, within 30 days of the death of such spouse, whichever shall be applicable, the Selling Stockholder shall deliver an Offering Notice to the Individual Stockholder. Within 30 days from the receipt of such Offering Notice, the Individual Stockholder shall deliver a Reply Notice to the Selling Stockholder. If by the Individual Stockholder's Reply Notice the Individual Stockholder accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement of the Selling Stockholder to sell and the Individual Stockholder to purchase the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Offer by Selling Stockholder to the Company.    If the Individual Stockholder does not accept the offer of the Selling Stockholder pursuant to the foregoing provisions of this Section 2.7, then the Selling Stockholder shall deliver an Offering Notice to the Company, and within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Selling Stockholder. If by its Reply Notice the Company rejects the offer of the Selling Stockholder, the Company shall provide to the Selling Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by each of the Investors (in the case of a Selling Stockholder whose status as such derives from an Executive Stockholder), Select Stockholders and the other Stockholders. If by its Reply Notice the Company accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (c)    Offer by Selling Stockholder to the Investors, Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Selling Stockholder pursuant to paragraph (b) of this Section 2.7, the Selling Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (b) of this Section 2.7, whichever shall first occur, deliver an Offering Notice to the Investors (in the case of a Selling Stockholder whose status as such derives from an Executive Stockholder), the Select Stockholders and the other Stockholders. Within 30 days from the receipt of such Offering Notice, the Investors (in the case of a Selling Stockholder whose status as such derives from an Executive Stockholder), the Select Stockholders and the other Stockholders shall deliver a Reply Notice to the Selling Stockholder. In the event that some but not all of the Investors, Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Selling Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Selling Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Selling Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder to the Investors, Select Stockholders and the other Stockholders subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.8    "Sale of Shares Upon Death of an Individual Stockholder."    Upon the death of an Individual Stockholder, such Individual Stockholder's spouse, such Individual Stockholder's legatees or heirs at law and such Individual Stockholder's executor or administrator, as the case may be, shall offer, or shall cause to be offered, within the applicable period hereinafter provided, all of such Individual Stockholder's shares of Common Stock at a price per share equal to the Book Value Price, all in accordance with the following provisions of this Section 2.8. As used in this Section 2.8, the term "Selling Stockholder" shall mean such Individual Stockholder's spouse, such Individual Stockholder's legatees or heirs at law and such Individual Stockholder's executor or administrator, as the case may be.

          (a)    Offer by Selling Stockholder to the Company.    Within ten days of the qualification or appointment of such executor or administrator, or if the Selling Stockholder is the Stockholder's spouse, his legatee or heir, within 30 days of the death of the Individual Stockholder, whichever shall be applicable, the Selling Stockholder shall deliver an Offering Notice to the Company. Within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Selling Stockholder. If by its Reply Notice the Company rejects the offer of the Selling Stockholder, the Company shall provide to the Selling Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by each of the Investors (in the case of a Selling Stockholder whose status as such derives from an Executive Stockholder), Select Stockholders and the other Stockholders. If by its Reply Notice the Company accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder to the Company subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Application of Life Insurance Proceeds; Terms of Purchase.    In connection with any purchase and sale of Common Stock pursuant to paragraph (a) of this Section 2.8, if the aggregate amount of the proceeds of any insurance policies obtained on the life of the Individual Stockholder pursuant to this Agreement that have been collected by the Company are equal to or in excess of the aggregate purchase price of such Individual Stockholder's shares of Common Stock, then on the Closing Date such aggregate purchase price shall be paid by check to the Selling Stockholder. Any excess insurance proceeds shall be retained by the Company. If the aggregate amount of the proceeds of any insurance policies obtained on the life of the Individual Stockholder pursuant to this Agreement that have been collected by the Company are not equal to or in excess of the aggregate purchase price of such Individual Stockholder's shares of Common Stock, then on the Closing Date the aggregate amount of such proceeds shall be paid by check to the Selling Stockholder and the Company shall pay the balance of the purchase price for such shares in accordance with the provisions of paragraph (f) of Section 2.1 of this Agreement.

          (c)    Offer by Selling Stockholder to the Investors, Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Selling Stockholder pursuant to paragraph (a) of this Section 2.8, the Selling Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.8, whichever shall first occur, deliver an Offering Notice to the Investors (in the case of a Selling Stockholder whose status as such derives from an Executive Stockholder), Select Stockholders and the other Stockholders. Within 30 days from the receipt of such Offering Notice, the Investors, Select Stockholders and the other Stockholders shall deliver a Reply Notice to the Selling Stockholder. In the event that some but not all of the Investors, Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Selling Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second

  Offering Notice, the Selling Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Selling Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and/or the other Stockholders accept the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (d)    Mandatory Purchase by the Company and Sale by Selling Stockholder.    In the event that, upon the death of a Stockholder, the Company, the Investors, Select Stockholders and/or the other Stockholders in the aggregate do not exercise their options hereunder to purchase all of the Stock owned by the Selling Stockholder, the Company shall be obligated to purchase, and the Selling Stockholder shall be obligated to sell to the Company, all of the shares of the Common Stock of the deceased Stockholder not purchased pursuant to the options. Within ten days after the termination of the Founding Stockholders and the other Stockholders option under this section, the Selling Stockholder shall deliver a notice to the Company stating that not all of the deceased Individual Stockholder's shares of Common Stock have been purchased. Within 10 days from the receipt of such notice, the Company shall deliver a reply notice to the Selling Stockholder and such reply notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the remaining shares of the deceased Stockholder at the price and upon the terms of the original Offering Notice of the Selling Stockholder sent to the Company under paragraph (a) of this Section 2.8, subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.9    "Involuntary Disposition of Shares".    Prior to any involuntary Disposition of a Stockholder's or Executive Stockholder's shares of Common Stock, such Stockholder or Executive Stockholder or his representative shall send notice thereof, disclosing in full to the Company, Investors (in the case of a prospective involuntary Disposition by an Executive Stockholder), the Select Stockholders and the other Stockholders the nature and details of such involuntary Disposition and offer such shares for sale at a price per share equal to the Book Value Price, in accordance with the following provisions of this Section 2.9. As used in this Section 2.9, the term "Selling Stockholder" shall mean such Stockholder or Executive Stockholder or such Stockholder's or Executive Stockholder's representative, as the case may be.

          (a)    Offer by Selling Stockholder to the Company.    The Selling Stockholder shall deliver an Offering Notice to the Company, and within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Selling Stockholder. If by its Reply Notice the Company rejects the offer of the Selling Stockholder, the Company shall provide to the Selling Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by the Investors (in the case of a prospective involuntary Disposition by an Executive Stockholder), Select Stockholders and each of the other Stockholders. If by its Reply Notice the Company accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder to the Company subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Offer by Selling Stockholder to the Investors, Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Selling Stockholder pursuant to paragraph (a) of this Section 2.9, the Selling Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.9, whichever shall first occur, deliver an Offering Notice to the Investors (in the case of a prospective involuntary Disposition by an Executive Stockholder), Select Stockholders and the other Stockholders. Within 30 days from the receipt of such Offering Notice, the Investors, Select Stockholders and the other Stockholders shall deliver a Reply Notice to the Selling Stockholder. In the event that some but not all of the Investors, Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Selling Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Selling Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Selling Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and/or the other Stockholders accept the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding on the Selling Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder to the Investors, Select Stockholders and the other Stockholders subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.10    "Sale of Shares Upon Termination of Employment of Employee Stockholder".    Notwithstanding the provisions of Sections 2.6 and 2.11 hereof, if at any time an Employee Stockholder shall for any reason (including, but not limited to, Retirement) cease to be an officer or employee of the Company, then such Employee Stockholder shall offer all shares of Common Stock then owned or held by the Employee Stockholder for sale at a price per share equal to the Book Value Price in accordance with the following provisions of this Section 2.10.

          (a)    Offer by Employee Stockholder to the Company.    Within 10 days of the date of termination of the Employee Stockholder's employment, the Employee Stockholder shall deliver an Offering Notice to the Company. Within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Employee Stockholder. If by its Reply Notice the Company rejects the offer of the Employee Stockholder, the Company shall provide to the Employee Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by each of the Select Stockholders and the other Stockholders (and the Investors, in the case of an Executive Stockholder). If by its Reply Notice the Company accepts the offer of the Employee Stockholder, such Reply Notice shall constitute an agreement binding upon the Employee Stockholder to sell and the Company to purchase the offered shares at a price per share equal to the price and upon the terms of the Offering Notice of the Employee Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Offer by Employee Stockholder to the Investors, Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Employee Stockholder pursuant to paragraph (a) of this Section 2.10, the Employee Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.10, whichever shall first occur, deliver an Offering Notice to the Select Stockholders and the other Stockholders (and the Investors, in the case of an Executive Stockholder). Within 30 days from the receipt of such Offering Notice, the Investors, the Founding Stockholders and the other Stockholders shall deliver a Reply Notice to the Employee Stockholder. In the event that some but not all of the Investors, the Select Stockholders and the other Stockholders accept the offer of the Employee Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Employee Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Employee Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Employee Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and/or the other Stockholders accept the offer of the Employee Stockholder, such Reply Notice shall constitute an agreement binding on the Employee Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms of the Offering Notice of the Employee Stockholder to the Investors, Founding Stockholders and the other Stockholders subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.11    "Disability of Employee".    Subject to the provisions of Section 2.10 hereof, when an Employee Stockholder becomes Disabled, such Employee Stockholder or the representative of such Employee Stockholder shall offer all shares of Common Stock then owned or held by such Employee Stockholder for sale at a price per share equal to the Book Value Price, all in accordance with the following provisions of this Section 2.11. As used in this Section 2.11, the term "Selling Stockholder" shall mean the Employee Stockholder or his representative, as the case may be.

          (a)    Offer by Selling Stockholder to the Company.    The Selling Stockholder shall deliver an Offering Notice to the Company, and within 30 days from the receipt of such Offering Notice, the Company shall deliver a Reply Notice to the Selling Stockholder. If by its Reply Notice the Company rejects the offer of the Selling Stockholder, the Company shall provide to the Selling Stockholder in such Reply Notice the name, address (for purposes of Section 3.3 hereof) and number of shares of Common Stock owned by the Founding Stockholders and each of the other Stockholders (and the Investors, in the case of an Executive Stockholder). If by its Reply Notice the Company accepts the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell and the Company to purchase the offered shares at the price and upon the terms of the Offering Notice of the Selling Stockholder subject to the provisions of paragraph (f) of Section 2.1 hereof.

          (b)    Application of Disability Insurance Proceeds; Terms of Purchase.    In connection with any purchase and sale of Common Stock pursuant to paragraph (a) of this Section 2.11, if the aggregate amount of the proceeds of any insurance policies obtained on the disability of the Employee Stockholder for the repurchase of Common Stock pursuant to this Agreement that have been collected by the Company are equal to or in excess of the purchase price of such Employee Stockholder's shares of Common Stock, then on the Closing Date such purchase price shall be paid by check to the Selling Stockholder. Any excess insurance proceeds shall be retained by the Company. If the aggregate amount of the proceeds of any insurance policies obtained on the disability of the Employee Stockholder pursuant to this Agreement that have been collected by the Company are not equal to or in excess of the aggregate purchase price of such Stockholder's shares of Common Stock, then on the Closing Date the aggregate amount of such proceeds shall be paid by check to the Selling Stockholder and the Company shall pay the balance of the purchase price for such shares in the manner authorized by paragraph (f) of Section 2.1 hereof.

          (c)    Offer by Selling Stockholder to the Investors, Select Stockholders and the Other Stockholders.    If the Company shall not have accepted the offer of the Selling Stockholder pursuant to paragraph (a) of this Section 2.11, the Selling Stockholder shall, upon receipt of the Reply Notice from the Company or upon the expiration of the 30-day period referred to in paragraph (a) of this Section 2.11, whichever shall first occur, deliver an Offering Notice to the Select Stockholders and the other Stockholders (and the Investors, in the case of an Executive Stockholder). Within 30 days from the receipt of such Offering Notice, the Investors, the Select Stockholders and the other Stockholders shall deliver a Reply Notice to the Selling Stockholder. In the event that some but not all of the Investors, the Select Stockholders and the other Stockholders accept the offer of the Selling Stockholder (those persons that accept such offer are referred to in this section as the "Purchasing Stockholders"), the Selling Stockholder shall deliver a second Offering Notice to the Purchasing Stockholders within ten days after the expiration of the 30-day period referred to in the preceding sentence. Pursuant to the second Offering Notice, the Selling Stockholder shall offer to each Purchasing Stockholder that proportion of the number of shares offered to non-Purchasing Stockholders that the number of shares of Common Stock owned by such Purchasing Stockholder bears to the total number of shares of Common Stock owned by all the Purchasing Stockholders. Additional Offering Notices, as needed, shall be delivered until each Purchasing Stockholder has been offered any remaining shares of Common Stock. Within ten days from the receipt of such Offering Notice, the Purchasing Stockholders shall deliver a second Reply Notice to the Selling Stockholder. If by a Reply Notice any of the Investors, Select Stockholders and/or the other Stockholders accept the offer of the Selling Stockholder, such Reply Notice shall constitute an agreement binding upon the Selling Stockholder to sell, and each Purchasing Stockholder to purchase, the offered shares at the price and upon the terms stated in the Offering Notice of the Selling Stockholder to the Investors, Select Stockholders and the other Stockholders subject to the provisions of paragraph (f) of Section 2.1 hereof.

        2.12    "Sale of 50% or More of the Outstanding Voting Common Stock".    The provisions of Sections 2.4 through 2.11 shall not apply to any contemporaneous sale of or agreement to sell (whether for cash, securities or other property) by the Founding Stockholders and/or one or more Executive Stockholders or Stockholders of the Company an aggregate of 50% or more of the then outstanding shares of Common Stock having the right to vote for directors of the Company to a single person or a group of persons pursuant to a single plan or related plans for the sale of such shares (such person or group being referred to in this Section 2.12 as the "Purchasers"). In the event of any such sale or proposed sale, the stockholders of the Company making or agreeing to make such sale, other than the Investors (the "Selling Group") shall have the option to purchase (pro rata in accordance with their respective holdings of shares of Common Stock or in such other proportions as the members of the Selling Group may agree upon), or cause the purchase of, all (but not less than all) the shares of Common Stock of the Executive Stockholders and Stockholders then owning shares of Common Stock who are not parties to such sale or agreement of sale (the "Other Stockholders"), and each of the Other Stockholders shall have the option to require the Selling Group to purchase (pro rata in accordance with their respective holdings of shares of Common Stock or in such other proportions as the members of the Selling Group may agree upon), or cause the purchase of, all (but not less than all) of the shares of Common Stock then owned by such Other Stockholders, all in accordance with the following provisions of this Section 2.12. As used in this Section 2.12, the term "Sale" means a sale made or agreed to by the Selling Group in the manner described in the first sentence of this Section 2.12, and the term "Consummation Date" means the date fixed for the consummation of a Sale. Notwithstanding anything herein to the contrary, no Investor, whether or not participating in any Sale, shall be deemed to be a member of any Selling Group or have any obligation under this Section 2.12.

          (a)    Selling Group Option to Purchase All Shares.    Not less than 30 days prior to the Consummation Date, the Selling Group shall give written notice to the Other Stockholders setting forth the names of the Purchasers, the terms and conditions of the Sale and the Consummation Date. If the Selling Group elects to exercise its option to purchase, or cause the purchase of, all of the shares of Common Stock owned by the Other Stockholders, the notice shall so state. If such option is not exercised, the notice shall set forth an address for the giving of notice by the Other Stockholders of the exercise of the option of the Other Stockholders pursuant to paragraph (b) of this Section 2.12. In the event of the exercise of the option by the Selling Group, the Other Stockholders shall, on the Consummation Date and conditioned upon and contemporaneously with the Sale, sell the shares of Common Stock owned by them to the Selling Group, or to the Purchasers if so designated in the notice of the Selling Group, upon terms and conditions the same as those of the Sale. If the Selling Group exercises such option and elects to purchase (rather than cause the purchase of) the shares of Common Stock owned by the Other Stockholders, then the Selling Group must resell to the Purchasers the shares of Common Stock so purchased contemporaneously with the Sale and upon terms and conditions the same as those of the Sale. By execution of this Agreement, each Stockholder hereby irrevocably designates and appoints the members of any Selling Group, or any one of such members, as such Stockholder's attorney-in-fact to transfer such Stockholder's shares of Common Stock on the books of the Company in connection with any sale made or required to be made by such Stockholder pursuant to this paragraph (a), and each Stockholder hereby agrees to execute and deliver such instruments of conveyance and transfer and take such other action as the Selling Group or the Purchasers may reasonably require to carry out the terms and provisions of this paragraph (a).

          (b)    Other Stockholders Option to Cause Sale of All Shares.    If the Selling Group does not elect to purchase, or cause the purchase of, the shares of Common Stock of the Other Stockholders by the exercise of the option granted the Selling Group under the foregoing provisions of this Section 2.12, each Other Stockholder shall have the option to require the Selling Group to purchase, or cause the purchase of, all (but not less than all) the shares of Common Stock owned by such Other Stockholder upon the terms and conditions of the Sale as set forth in the notice furnished pursuant to paragraph (a) of this Section 2.12. Such option may be exercised by any Other Stockholder by the giving of written notice by such Other Stockholder of the exercise of such option to the Selling Group at the address set forth in the notice referred to in paragraph (a) of this Section 2.12 not less than ten days prior to the Consummation Date. The Selling Group shall, on the Consummation Date and conditioned upon and contemporaneously with the Sale, purchase, or cause the purchase by the Purchasers of, the shares of Common Stock of each Other Stockholder giving such notice, such purchase to be upon terms and conditions the same as those of the Sale. If any Other Stockholder exercises such Other Stockholder's option under this paragraph (b), and if the Selling Group has elected to purchase (rather than cause the purchase of) the shares of Common Stock owned by such Other Stockholder, then the Selling Group must resell to the Purchasers the shares of Common Stock so purchased contemporaneously with the Sale and upon terms and conditions the same as those of the Sale. If the Selling Group shall fail to so purchase, or cause the purchase of, the shares of Common Stock of such Other Stockholders as provided in this paragraph (b), then the Selling Group may not consummate the Sale.

        2.13    "Attempted Breach".    Any attempted Disposition in breach of this Agreement shall constitute an offer made by the Select Stockholder or the Stockholder, as the case may be, or the heirs, legal representatives, successors and assigns of such Select Stockholder or Stockholder, attempting or making any such Disposition, and the provisions of Section 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.12, whichever shall be applicable, shall be deemed to be in effect upon such attempted Disposition, and an Offering Notice shall be deemed to have been delivered in connection therewith; provided, however, that the date of delivery of the first Offering Notice for purposes of any such Section shall be deemed to be the date as of which the party to whom such Offering Notice is deemed to be sent has actual knowledge of such attempted Disposition. The party to whom such Offering Notice is deemed to be sent shall, upon obtaining actual knowledge of such attempted Disposition, deliver a notice of such attempted Disposition to the Company and the Company shall thereupon deliver a notice of such attempted Disposition to each person to whom the shares of Common Stock covered by such attempted Disposition may thereafter be required to be offered pursuant to the Section of this Agreement governing such attempted Disposition.

SECTION 3
 SELECT STOCKHOLDER TRANSFER RESTRICTIONS

        The following provisions of this Section 3 (other than the provision set forth in the first sentence of Section 3.1 (a)) shall terminate immediately prior to a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

        3.1    "General Restriction".

          (a)   Each Select Stockholder agrees that neither he nor any of his permitted transferees as contemplated below will directly or indirectly offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (any such action a "Transfer") all or any portion of the shares of capital stock of the Company now owned or hereafter acquired by him or them, except (i) to permitted transferees as permitted by Section 3.l(b) and (ii) in bona fide sales to third parties for value following compliance with this Section 3.

          (b)   Permitted Transfers by a Select Stockholder shall include Transfers (i) to the Select Stockholder's spouse or children (including adopted children), to a trust of which he is the settlor or a trustee for the benefit of his spouse or children (including adopted children) or to charitable institutions, and (ii) Transfers upon a Select Stockholder's death to his heirs, executors or administrators or to a trust under his or her will or to his or her guardian or conservator, provided that in any such case the transferee shall have entered into an enforceable written agreement providing that all shares so Transferred shall continue to be subject to all provisions of this Agreement as if such shares were still held by the Select Stockholder, and provided further that such permitted transferee shall not be permitted to make any further Transfers without complying with the provisions of this Section 3. Anything to the contrary in this Agreement notwithstanding, Transfers under this Section 3.l(b) shall not be subject to Section 3.2 or 3.3 and transferees permitted by this Section 3.1(b) shall take any shares so Transferred subject to all obligations under this Agreement as if such shares were still held by the Stockholder whether or not they so expressly agree.

        3.2    "Right of First Refusal".    If at any time on or after the date hereof a Select Stockholder (including for all purposes of this Section 3.2, any permitted transferee of his shares pursuant to Section 3.1(b)) receives a bona fide offer to purchase any or all of his shares (the "Offer") from an unaffiliated third party (the "Offeror") which such Select Stockholder wishes to accept, the Select Stockholder may Transfer such shares pursuant to and in accordance with the following provisions of this Section 3.2:

          (a)   Such Select Stockholder shall cause the Offer to be reduced to writing and shall notify the Company, the Investors and the other Select Stockholders in writing of his desire to accept the Offer and otherwise comply with the provisions of this Section 3. The Select Stockholder's notice shall constitute an irrevocable offer to sell such shares to the Company, the Investors and the other Select Stockholders, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer. The notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).

          (b)   The Company shall have the right to offer to purchase all, but not less than all of the shares covered by the Offer. To exercise such right, the Company shall, within ten (10) days of receipt of such written notice (the "Company Notice Period"), communicate in writing such election to the transferring Select Stockholder (with copies to the Investors). Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of all of the shares covered by the Offer.

          (c)   In the event the Company does not exercise its right pursuant to Section 3.2(b), the transferring Select Stockholder shall notify the Investors and the other Select Stockholders in writing of such fact (the "Investor Notice"). At any time within 20 days after receipt by the Investors of the Investor Notice (the "Investor Notice Period"), one or more of the Investors holding at least ten percent (10%) of the Securities and the other Select Stockholders may, subject to the terms hereof, choose to accept the Offer with respect to all of the shares covered thereby by giving written notice to the Select Stockholder proposing to sell to such effect; provided that if two or more of the Investors and/or the other Select Stockholders choose, in the aggregate, to accept such Offer with respect to an aggregate number of shares which exceeds the number of shares subject to such Offer and available for purchase, the number of shares for which the Offer may be accepted by each such Investor and Select Stockholder shall, in each case, be reduced by the smallest number of shares as shall be necessary to reduce the aggregate number of shares for which the Offer may be accepted by the electing Investors and Select Stockholders as contemplated herein to the number of shares for which the Offer was made and which are available for purchase by them; provided further, that the number of shares for which any Investor or Select Stockholder may accept such Offer as contemplated herein shall in no event be reduced to less than the number of shares which bears the same proportion to the total number of shares which are available for purchase as the number of shares of Common Stock then held by such Investor or Select Stockholder (on an as converted basis as contemplated by the Company's Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock and Redeemable Preferred Stock (the "Certificate of Designation") bears to the total number of shares of Common Stock then held by all Investors and Select Stockholders (on an as converted basis as contemplated by the Certificate of Designation) accepting such Offer.

          (d)   If shares covered by any Offer are purchased pursuant to Sections 3.2(b) or (c), such purchase shall be (i) at the same price and on the same terms and conditions as the Offer if the Offer is for cash and/or notes or (ii) if the Offer includes any consideration other than cash and notes, then at the equivalent all cash price for such other consideration. The closing of the purchase of the shares subject to an Offer pursuant to this Section 3.2 shall take place within 15 days after the expiration of the Company Notice Period or Investor Notice Period, as applicable, or upon satisfaction of any governmental approval requirements, if later, by delivery by the respective purchasers of the purchase price for shares being purchased as provided above to the selling Select Stockholder against delivery of the certificates representing the shares so purchased, appropriately endorsed for Transfer by such Select Stockholder.

        3.3    "Right of Co-Sale".

          (a)   In the event any Select Stockholder (including for all purposes of this Section 3.3 any permitted transferees of a Select Stockholder as contemplated by Section 3.1) proposes to sell any shares or receives an Offer and any of such shares are not purchased pursuant to Section 3.2 above, such Select Stockholder (a "Transferring Stockholder") may transfer the shares subject thereto only following compliance with this Section 3.3 and Section 3.4 below. In such event, immediately following the last day of the Investor Notice Period, the Transferring Stockholder shall give an additional notice of the proposed sale to the Investors, once again enclosing a copy of the Offer, if applicable, which shall identify the Offeror and the number of shares proposed to be sold (the "Co-Sale Notice"). Upon the election of an Investor or Investors holding at least ten percent (10%) of the capital stock of the Company on an as-converted to Common Stock basis, each of the Investors shall have the right, exercisable upon written notice to the Transferring Stockholder and any such permitted transferee within 20 days after delivery to it of the Co-Sale Notice (the "Co-Sale Notice Period"), to participate in the sale on the terms and conditions stated in the Co-Sale Notice, except that any Investor who holds shares of the Company's Series A Convertible Redeemable Preferred Stock ("Convertible Preferred Stock") shall be permitted to sell to the relevant purchaser shares of Common Stock acquired upon conversion thereof or, at its election, either (i) an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Investor or as otherwise provided in the Company's Certificate of Incorporation or the certificate of designations, preferences and rights related to such Preferred Stock, in each case as amended, with the same effect as if Common Stock were being conveyed, or (ii) shares of Convertible Preferred Stock provided the acquiror pays the full liquidation preference of the shares being sold plus the relevant price per share for the underlying Common Stock. Each of the Investors shall have the right to sell all or any portion of its or his shares on the terms and conditions in the Co-Sale Notice (subject to the foregoing), with the maximum number of shares equal to the product obtained by multiplying the number of shares proposed to be sold by the relevant Transferring Stockholder and any of its permitted transferees as described in the Co-Sale Notice by a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor on the date of the Co-Sale Notice on an as converted basis, and the denominator of which is the sum of the number of shares of Common Stock owned by the Select Stockholders and their permitted transferees and the number of shares of Common Stock owned by all of the Investors (including all assignees of the Investors) as of the date of the Co-Sale Notice on an as converted basis. To the extent one or more Investors elect not to sell the full amount of shares which they are entitled to sell pursuant to this Section 3.1, the other participating Investors rights to sell shares shall be increased proportionately to their relative holdings of capital stock of the Company on an as converted to common stock basis, such that each Investor shall have the right to sell the full number of shares allocable to it in any transaction subject to this Section 3.1(a) even if some Investors or Select Stockholders elect not to participate. Within five days after the expiration of the Co-Sale Notice Period, the Transferring Stockholder shall notify each participating Investor of the number of shares held by such Investor that will be included in the sale and the date on which the sale will be consummated, which shall be no later than the later of (i) thirty (30) days after the delivery of the Co-Sale Notice and (ii) the satisfaction of all governmental approval requirements, if any. Each of the Investors may effect its participation in any sale hereunder by delivery to the purchaser, or to the Transferring Stockholder for transfer to the purchaser, of one or more instruments, certificates and/or option agreements, property endorsed for transfer, representing the shares it elects to sell therein, provided that no Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the sale, the purchaser shall remit directly to each Investor that portion of the sale proceeds to which each such Investor is entitled by reason of its participation therein. No shares may be purchased by a purchaser from the Transferring Stockholder or any of his permitted transferees unless the purchaser simultaneously purchases from the Investors all of the shares that they have elected to sell pursuant to this Section 3.1(a).

          (b)   Any shares held by a Transferring Stockholder or any of his permitted transferees that the Transferring Stockholder or transferee desires to sell following compliance with Section 3.2, may be sold to the purchaser only during the ninety (90)-day period after the expiration of the Co-Sale Notice Period and only on terms no more favorable to the Transferring Stockholder and such transferees than those contained in the Co-Sale Notice. Promptly after such sale, such Transferring Stockholder shall notify the Investors of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Investors. So long as the purchaser is neither a party, nor an affiliate or relative of a party, to this Agreement, such purchaser shall take the shares so transferred free and clear of any further restrictions of this Agreement. If, at the end of such 90-day period, such Transferring Stockholder and any of his transferees have not completed the sale of such shares as aforesaid, all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such shares.

        3.4    "Exclusion".    The foregoing provisions of Sections 3.3 shall not be applicable to any transfer among the Select Stockholders so long as (i) the Founding Stockholders own and/or have voting control of at least 6,049,720 shares of Common Stock and of the class of Common Stock for all purposes, and (ii) such transfers do not exceed 120,000 shares of Common Stock in the aggregate, in each case subject to adjustments for stock splits, stock dividends and the like.

        3.5    "Assignment".    If all Select Stockholders (and their permitted transferees, if any) propose concurrent Disposition which are subject to Section 3.3, then the provisions of Sections 2.5 and Section 2.13 shall apply to each such proposed Disposition independently. Each Investor shall have the right to assign its rights under Section 2 in connection with any transaction or series of related transactions involving the Disposition to one or more transferees of at least 390,000 shares of capital stock of the Company (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous Dispositions by two or more Investors), or to any TA Funds or JMI Funds. Upon any such Disposition such transferee or TA Fund or JMI Fund thereupon shall be deemed an "Investor" for purposes of this Section 3.

SECTION 4
 MISCELLANEOUS

        4.1    "Insurance."    To provide a fund with which to purchase shares of the Common Stock upon the death and/or disability of an Individual Stockholder, the Company may, at its election, apply for insurance on the life and/or disability of a Stockholder. Should the Company elect to apply for insurance on the life and/or disability of a Stockholder, the Stockholder shall cooperate fully with the Company in connection with the making of such applications. The Company shall be the owner and beneficiary of all insurance policies issued pursuant to such applications. The Company shall pay all premiums on such insurance policies. The Company may apply any dividends on such policies toward the payment of premiums. However, if the Company shall obtain insurance on the life and/or disability of a Stockholder, the Company shall not diminish the aggregate amount of proceeds payable upon the death and/or disability of the Stockholder under the policies evidencing such insurance unless and until the termination of this Agreement and the fulfillment of all obligations hereunder; except that in the event that the Stockholder's ownership of all or substantially all of such Stockholder's shares of Common Stock shall be terminated other than by reason of the death or disability of the Stockholder, the Company may diminish the aggregate amount of the proceeds payable upon the death and/or disability of the Stockholder to an amount not less than the principal amount of any note issued by the Company to the Stockholder pursuant to the terms of this Agreement. Upon the death or disability, as the case may be, of the Stockholder prior to the sale of all of the Stockholder's shares of Common Stock to the Company, the Company shall collect all proceeds of such policies, and the aggregate amount of such proceeds shall be applied by the Company to the purchase of the shares of Common Stock of the Stockholder. If however, the aggregate amount of the proceeds of such policies exceeds the price at which such shares of Common Stock are to be purchased pursuant to this Agreement, then the Company shall retain the excess amount.

        4.2    "Preemptive Rights."    No Stockholder shall have preemptive rights upon the proposal of the Company to issue, or the issuance of, shares to any persons or entities.

        4.3    "Notices."    All notices (including Offering Notices and Reply Notices), requests, consents and other communications under this Agreement shall be in writing, shall be sent to the address described below, and shall be deemed to have been delivered (a) on the date mailed, if sent certified mail, postage prepaid, return receipt requested, (ii) on the date received, if personally delivered or (iii) on the date sent by telegraph, if telegraphed and confirmed:

(i)	if to Company, to:
PROS Strategic Solutions, Inc. 3223 Smith Street, Suite 100 Houston, Texas 77006 Attention: President and Chief Executive Officer
(ii)	if to the Investors, to:
TA Associates, Inc. 70 Willow Road, Suite 100 Menlo Park, California 94025 Attention: Kurt Jaggers
(iii)	if to the Founding Stockholders, to:
Ronald F. Woestemeyer and Mariette Melchior Woestemeyer 3980 Inverness Drive Houston, Texas 77019
(iv)	if to any Stockholder, to the address of such Stockholder as it appears on Exhibit A of this Agreement.

Any party hereto may designate a different address by notice to the other parties sent as provided under this Agreement.

        4.4    "Governing Law."    This Agreement shall be subject to and governed by the laws of the State of Delaware.

        4.5    "Successors and Assigns."    This Agreement shall be binding upon the Company, the Investors, the Founding Stockholders, the Stockholders and their successors and assigns.

        4.6    "Amendment; Waiver."    This Agreement may be amended from time to time by an instrument in writing signed by the Company and the holders of a majority of the total number of shares of Common Stock held by the Investors, the Founding Stockholders and the Stockholders; provided, however, that no amendment shall impose any additional material obligation on the Investors, the Founding Stockholders or any Stockholder without that party's written consent to such amendment. No failure or delay on the part of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        4.7    "Calculation of Issued and Outstanding Stock."    In connection with any calculation required to be made under this Agreement based upon the number of shares of Common Stock issued and outstanding at the time of such calculation, any shares of Common Stock (i) then owned or held by the Company or any consolidated subsidiary shall not be deemed to be issued and outstanding for purposes of such calculation, and (ii) subject to an option, or into which any security of the Company may be converted or exchanged, shall be deemed to be issued and outstanding for purposes of such calculation.

        4.8    "Gender; Number."    Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural.

        4.9    "Termination."    This Agreement shall terminate automatically upon (i) the bankruptcy (whether by a court of competent jurisdiction or voluntarily) or dissolution of the Company, (ii) the occurrence of any event that reduces the number of stockholders of the Company to one, (iii) the merger or consolidation of the Company with another corporation (provided the Company is not the surviving corporation of such a merger or consolidation and provided further that the surviving corporation is not owned or controlled, directly or indirectly, by the stockholders of the Company), (iv) a Sale effected pursuant to Section 2.12 hereof, (v) a Qualified Public Offering or (vi) the written agreement of the Investors and of the holders of two-thirds of the Common Stock that is subject to this Agreement at the time of such termination; provided, however, that the provisions of Sections 2.2 and 3.10 shall survive the termination of this Agreement under the foregoing provisions of this sentence and shall thereafter continue in effect as provided in such Sections.

        4.10    "Market Stand-Off Agreement."    In connection with any underwritten public offering after the effective date of this Agreement pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock, or of any equity security that as a part of a unit includes Common Stock, for the account of the Company, each of the Founding Stockholders and each of the Stockholders, if and to the extent requested in good faith by the Company and the managing underwriter of securities of the Company, shall agree not to sell or otherwise transfer or dispose of any shares of Common Stock held by him or her (except shares of Common Stock included in the registration statement relating to such underwritten public offering) at any time during a period following the effective date of the registration statement relating to such underwritten public offering; provided, however, that in no event shall such period exceed 180 days. In order to enforce the foregoing covenant, subject to the foregoing exceptions, the Company may impose stop-transfer instructions with respect to the shares of Common Stock of each of the Founding Stockholders and each of the Stockholders (and the securities of every other person subject to such restriction) until the end of such period. The provisions of this Section 3.10 shall survive the termination of this Agreement until the earlier to occur of (i) five (5) years following the effective date of the first Qualified Public Offering, or (ii) such time as the Founding Stockholders and each of the Stockholders can sell all remaining shares of Common Stock held by him or her within a ninety (90) day period pursuant to Rule 144 or 145 under the Securities Act.

        4.11    "Severability."    If any term or provision contained in this Agreement is or is hereafter found to be inconsistent with, contrary to or invalid or unenforceable under any law or official rule, regulation or order, this Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

        4.12    "Powers of Attorney."    For the purpose of executing an Addendum Agreement attached hereto as Exhibit C (the "Addendum Agreement"), the Investors, the Founding Stockholders and the Stockholders hereby appoint the Company (this "Appointment") as agent and attorney of the Investors, the Founding Stockholders and the Stockholders solely to execute such Addendum Agreement on their behalf and expressly bind themselves to the Addendum Agreement by the Company's execution of that Addendum Agreement without further action on their part. This Appointment shall in no way limit or impair the rights or ability of the Investors, the Founding Stockholders, or the Stockholders to bring a cause of action against or otherwise seek redress from any party, including, without limitation, the Company, to the Addendum Agreement or this Agreement for such party's failure to perform its obligations under the Addendum Agreement or this Agreement.

        4.13    "Execution of Instruments."    The parties to this Agreement or their duly authorized representatives shall make, execute and deliver any documents necessary to carry out the provisions of this Agreement. This Agreement shall be binding upon the Company, the Investors, the Founding Stockholders, the Stockholders, their heirs, legal representatives, successors and assigns.

        4.14    "Counterparts."    For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        4.15    "Section and Paragraph Headings."    The sections and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5
 SPOUSAL ACKNOWLEDGMENT

        The spouse of each Stockholder is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest such spouse may now or hereafter own. Any obligation on the part of a Founding Stockholder or a Stockholder to sell or offer to sell his or her Common Stock shall include an obligation on the part of his or her spouse, if any, to sell or offer to sell, as the case may be, the spouse's community property interest, if any, in such Common Stock at the same time, in the same manner and for no additional consideration. The spouse of each Stockholder agrees that the termination of such spouse's marital relationship with the Stockholder for any reason shall not have the effect of removing any of the shares of Common Stock otherwise subject to this Agreement from the coverage hereof and that such spouse's awareness, understanding, consent and agreement to all of the provisions hereof is evidenced by such spouse's execution and delivery of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original, as of the Effective Date.

COMPANY:
PROS STRATEGIC SOLUTIONS, INC., a Delaware corporation
By	/s/ DAVID SAMUEL COATS David Samuel Coats President and Chief Executive Officer
INVESTORS:
TA/ADVENT VIII L.P.
By:	TA Associates VIII LLC, its General Partner
By:	TA Associates, Inc., its Manager
By:	/s/ KURT R. JAGGERS Kurt R. Jaggers Attorney-in-Fact
ADVENT ATLANTIC AND PACIFIC III, L.P.
By:	TA Associates AAP III Partners, its General Partner
By:	TA Associates, Inc.
By:	/s/ KURT R. JAGGERS Kurt R. Jaggers Attorney-in-Fact
GLENYS A. WOLF AND W. HOWARD WOLF as husband and wife
By:	/s/ GLENYS A. WOLF Glenys A. Wolf
By:	/s/ W. HOWARD WOLF W. Howard Wolf

TA VENTURE INVESTORS L.P.
By:	/s/ KURT R. JAGGERS Kurt R. Jaggers Attorney-in-Fact
TA EXECUTIVES FUND LLC
By:	TA Associates VIII LLC, its General Partner
By:	TA Associates, Inc., its Manager
By:	/s/ KURT R. JAGGERS Kurt R. Jaggers Attorney-in-Fact
JMI EQUITY FUND III, L.P.
By:	JMI Associates III, LLC, its General Partner
By:	/s/ CHARLES E. NOELL Charles E. Noell Managing Member
FOUNDING STOCKHOLDERS:
/s/ RONALD F. WOESTEMEYER Ronald F. Woestemeyer
/s/ MARIETTE MELCHIOR WOESTEMEYER Mariette Melchior Woestemeyer

STOCKHOLDERS:
/s/ DAVID SAMUEL COATS David Samuel Coats
/s/ ROBERT SALTER Robert Salter
Benson B. Yuen
E. Andrew Boyd
Richard A. Savage
Peter Kiernan
Suranand Adyanthaya
Graham E. Parker
Mathew S. Johnson
Jeffrey A. Key
William E. Salter

Rudolfo Elizondo
James Earl Longmire III
Richard A. Henderson
Perinkulam R. Narayanan
William A. Hinke
Raghu N. Debbad
SPOUSES:
Judy Coats
Carolyn Salter
Sarah Fishman Boyd
Christine Savage
Stacy Janelle Parker
Kathleen Johnson
Renee Elizabeth Key
Ethel Marie Salter
Martha Hinke
Prashanthi Debbad

EXHIBIT A

INVESTORS

INVESTORS	SHARES	COST
TA/Advent VIII, L.P. 70 Willow Road, Suite 100 Menlo Park, California 94025	2,411,228	$15,372,579.58
Advent Atlantic and Pacific III, L.P. 70 Willow Road, Suite 100 Menlo Park, California 94025	452,559	$2,885,251.84
TA Executives Fund LLC 70 Willow Road, Suite 100 Menlo Park, California 94025	44,345	$282,720.00
TA Venture Investors, L.P.	48,224	$307,448.58

70 Willow Road, Suite 100 Menlo Park, California 94025
Subtotal (TA Funds)	2,956,356	$18,848,000.00
JMI Equity Fund III, L.P. 12680 High Bluff Drive, 2nd Floor San Diego, California 92130	933,586	$5,952,000.00
Glenys A. Wolf and William H. Wolf,	31,370	$200,000.00

as husband and wife 1404 North Boulevard Houston, Texas 77006
TOTAL	3,921,312	$25,000,000.00

Exhibit B

List of Stockholders

STOCKHOLDER:	ADDRESS:
David Samuel Coats Spouse: Judy Coats	7 Marilane Houston, Texas 77007
Robert Salter Spouse: Carolyn Salter	21 Shorelake Kingwood, Texas 77338
Benson B. Yuen	4618 Natural Bridge Drive Kingwood, Texas 77345
E. Andrew Boyd Spouse: Sarah Fishman Boyd	4104 Amherst Street Houston, Texas 77005
Richard A. Savage Spouse: Christine Savage	4021 St. Christopher Lane Dallas, Texas 75287
Peter Kiernan	8787 Woodway Drive Houston, Texas 77063
Suranand Adyanthaya	13026 Wickersham Drive Houston, Texas 77077
Graham E. Parker Spouse: Stacy Janelle Parker	7979 Westheimer #01702 Houston, Texas 77063
Mathew S. Johnson Spouse: Kathleen Johnson	931 Harvard Houston, Texas 77005
Jeffrey A. Key Spouse: Renee Elizabeth Key	847 Shadwell Houston, Texas 77062
William E. Salter Spouse: Ethel Marie Salter	4202 Forest Holly Kingwood, Texas 77345
Rudolfo Elizondo	4729 1-2 Merwin Houston, Texas 77027
James Earl Longmire III	823 Helms Houston, Texas 77088
Richard A. Henderson	7315 Tara Road Richmond, Texas 77469
Perinkulam R. Narayanan	6601 Harbor Town Drive #1315 Houston, Texas 77036
William A. Hinke Spouse: Martha Hinke	17811 Vintage Wood Lane Spring, Texas 77379
Raghu N. Debbad Spouse: Prashanthi Debbad	2634 Yorktown #374 Houston, Texas 77056

Exhibit C

ADDENDUM AGREEMENT

        Addendum Agreement made this    day of                  ,         , by and between                        (the "New Stockholder"), PROS Strategic Solutions, Inc., a Delaware corporation (the "Company"), and such investors, founding stockholders, and stockholders (the "Stockholders") of the Company who are parties to that certain Stockholders' Agreement dated                  , 19    (the "Agreement"), between the Company and the Stockholders.

W I T N E S S E T H:

        WHEREAS, the Company and the Stockholders entered into the Agreement to impose certain restrictions and obligations upon the Stockholders and the shares of common stock of the Company owned by such Stockholders (the "Common Stock");

        WHEREAS, the New Stockholder is desirous of becoming a stockholder of the Company; and

        WHEREAS, the Company and the Stockholders have required in the Agreement that all persons being offered shares of the Common Stock must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto, so as to promote the mutual interests of the Company, the Stockholders and the New Stockholder by imposing the same restrictions and obligations on the New Stockholder and the shares of the Common Stock to be acquired by the New Stockholder as were imposed upon the Stockholders under the Agreement.

        NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of the shares of the Common Stock, the New Stockholder acknowledges that the New Stockholder has read the Agreement. The New Stockholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if the New Stockholder were a "Stockholder" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

Printed Name:

Address for notices under
Section 3.3 of the Agreement:

[To be completed if applicable:]

        The spouse of the New Stockholder acknowledges that such spouse has read the Agreement. Such spouse is fully aware of, understands and fully consents and agrees to Section 4 of the Agreement and that such spouse's awareness, understanding, consent and agreement is evidenced by such spouse's execution and delivery of this Addendum Agreement.

Printed Name:

C-1

        Agreed to on behalf of the Investors, the Founding Stockholders, the Stockholders and the Company pursuant to Section 3.12 of the Agreement.

PROS STRATEGIC SOLUTIONS, INC., a Delaware corporation
ATTEST:	By:	David Samuel Coats President and Chief Executive Officer
Secretary

C-2

QuickLinks

PROS STRATEGIC SOLUTIONS, INC. AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
EXHIBIT A INVESTORS
Exhibit B List of Stockholders
Exhibit C ADDENDUM AGREEMENT
W I T N E S S E T H